Exhibit 99.2

Plug Power Inc. Announces Pricing of Offering of $200.0 Million of Convertible Senior Notes

LATHAM, N.Y. – May 14, 2020 – Plug Power Inc. (“Plug Power”) (NASDAQ: PLUG) today announced the pricing of $200.0 million aggregate principal amount of 3.75% Convertible Senior Notes due 2025 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Plug Power also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $30.0 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to close on May 18, 2020, subject to customary closing conditions, and is expected to result in approximately $193.4 million (or approximately $222.5 million if the initial purchasers exercise their option to purchase additional notes in full) in net proceeds to Plug Power after deducting the initial purchasers’ discount and estimated offering expenses payable by Plug Power.

The notes will be senior, unsecured obligations of Plug Power. The notes will bear interest at a rate of 3.75% per year. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The notes will mature on June 1, 2025, unless earlier repurchased, redeemed or converted. Plug Power may not redeem the notes prior to June 5, 2023; on or after June 5, 2023, Plug Power may redeem the notes only upon the occurrence of certain events and during certain periods. Holders of the notes will have the right to require Plug Power to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest to, but excluding, the relevant fundamental change repurchase date.

The notes will be convertible at an initial conversion rate of 198.6196 shares of Plug Power’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $5.03 per share, which represents a conversion premium of approximately 22.5% to the last reported sale price of $4.11 per share of Plug Power’s common stock on The Nasdaq Capital Market on May 13, 2020).

Prior to the close of business on the business day immediately preceding December 1, 2024, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after December 1, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Plug Power’s common stock, or a combination thereof, at Plug Power’s election.

In connection with the pricing of the notes, Plug Power entered into capped call transactions with one of the initial purchasers of the notes and another financial institution (the “option counterparties”). The capped call transactions are expected generally to reduce or offset the potential dilution to Plug Power’s common stock upon any conversion of notes and/or to offset any cash payments Plug Power is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be approximately $6.58 per share, which represents a premium of approximately 60% over the last reported sale price of Plug Power’s common stock of $4.11 per share on May 13, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

Plug Power expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of Plug Power’s common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time. In addition, Plug Power expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or by purchasing or selling shares of the common stock or other securities of Plug Power in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of holders of notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of common stock and value of the consideration that holders of notes will receive upon conversion of the notes.

Contemporaneously with the pricing of the notes, Plug Power entered into separate and individually negotiated transactions with certain holders of its 5.50% Convertible Senior Notes due 2023 (the “2023 notes”) to repurchase approximately $66.3 million in aggregate principal amount of the 2023 notes for approximately $90.9 million in cash, representing the principal amount exchanged and accrued and unpaid interest thereon, and approximately 9.4 million shares of Plug Power’s common stock, representing the conversion value in excess thereof (collectively, the “notes repurchase transactions”). The notes repurchase transactions are expected to close concurrently with the closing of the offering of notes, subject to customary closing conditions. In connection with the issuance of the 2023 notes, Plug Power entered into capped call transactions (the “existing capped call transactions”) with certain financial institutions (the “existing option counterparties”). Plug Power intends to enter into agreements with the existing option counterparties concurrently with or shortly after the closing of the offering of notes to terminate a portion of the existing capped call transactions in a notional amount corresponding to the principal amount of such 2023 notes repurchased. Plug Power intends to use proceeds that it receives from any such terminations for working capital and other general corporate purposes. The repurchase of the 2023 notes and the unwind of the existing capped call transactions described above, and the potential related market activities by exchanging holders of the 2023 notes and the existing option counterparties, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Plug Power’s common stock, which may affect the trading price of the notes at that time. Plug Power cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or the common stock.

Plug Power intends to use approximately $15.3 million of the net proceeds from the offering to pay the cost of the capped call transactions, approximately $90.9 million of the net proceeds from the offering to finance the cash portion of the consideration Plug Power delivers in connection with the notes repurchase transactions and the remaining net proceeds from the offering to fund “eligible green projects,” designed to contribute to selected sustainable development goals as defined by the United Nations, and for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions. If the initial purchasers of the notes exercise their option to purchase additional notes, Plug Power expects to use a portion of the proceeds from such sale to enter into additional capped call transactions with the option counterparties.

In connection with the pricing of the notes, Plug Power extended the maturity of the prepaid forward stock purchase transaction (the “prepaid forward”) that Plug Power previously entered into with a financial institution (the “forward counterparty”) in connection with the issuance of the 2023 notes. The expiration date for the prepaid forward will be June 1, 2025.

Plug Power expects that, in connection with the extension of the maturity of the prepaid forward, the forward counterparty or its affiliates will enter into one or more derivative transactions with respect to Plug Power’s common stock with purchasers of the notes concurrently with or after the pricing of the notes. The prepaid forward is intended to allow investors to establish short positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing the common stock on the day of pricing of the notes. Facilitating investors’ hedge positions by extending the maturity of the prepaid forward, particularly if investors purchase the common stock on the pricing date, could increase (or reduce the size of any decrease in) the market price of the common stock and effectively raise the conversion price of the notes. In addition, Plug Power expects that the forward counterparty or its affiliates may modify their hedge position by entering into or unwinding one or more derivative transactions with respect to the common stock and/or purchasing or selling the common stock or other securities of Plug Power in secondary market transactions at any time following the pricing of the notes and prior to the maturity of the notes. These activities could also cause or avoid an increase or a decrease in the market price of the common stock or the notes.

The notes were only offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Plug Power’s common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the extent, and potential effects, of the capped call transactions, the notes repurchase transactions, the terminations of the existing capped call transactions and the extension of the prepaid forward, the expected use of the proceeds from the sale of the notes and other statements contained in this press release that are not historical facts. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Plug Power’s control. Plug Power’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Plug Power’s filings and reports with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as well as other filings and reports that may be filed by Plug Power from time to time with the SEC. Plug Power anticipates that subsequent events and developments will cause its views to change. Plug Power undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Plug Power’s views as of any date subsequent to the date of this press release.

Media Contact

Ian Martorana

The Bulleit Group

(415) 237-3681

plugpowerPR@bulleitgroup.com